CERTIFICATE OF AMENDMENT


                                       OF

                              ZEUS COMPONENTS, INC.

                                Under Section 805 of
                             the Business Corporation
                           Law of the State of New York

         The undersigned, for purposes of amending the Certificate of Incorporation of Zeus Components, Inc., a corporation organized under the Business Corporation Law of the State of New York, does hereby certify that:

         1.    The name of the corporation is:

                           ZEUS COMPONENTS, INC.

         2. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of New York was October 17, 1969 and the Restated Certificate of Incorporation was filed with the Secretary of State of New York on October 25, 1984.

         3. The Certificate of Incorporation, as amended, is hereby amended to change the name of the Corporation to:

         ZING TECHNOLOGIES, INC.

     To affect the foregoing change, the Certificate of Incorporation, as amended, is hereby amended by deleting Article FIRST thereof in its entirety and inserting in lieu thereof the following:

         "FIRST: The name of the Corporation is:

         "ZING TECHNOLOGIES, INC."





























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         4.     The foregoing amendment made hereby was authorized by Unanimous
     Written Consent of the Corporation's Board of Directors followed by the vote of the majority of the holders of all the outstanding shares of the Corporation entitled to vote thereon at a meeting of shareholders on May 19, 1993.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of its Certificate of Incorporation to be duly adopted in accordance with Section 803 of the Business Corporation Law of the State of New York, and has caused this Certificate of Amendment of its Certificate of Incorporation to be signed by its President and Secretary this 28 day of May, 1993, and we affirm the statements contained therein as true under penalties of perjury.



                                              By: /s/ROBERT SCHRADER
                                                --------------------------
                                                ROBERT SCHRADER President

/S/ DEBORAH SCHRADER
--------------------
DEBORAH SCHRADER
Secretary